Exhibit 21(A)





                     JERSEY CENTRAL POWER & LIGHT COMPANY
                        SUBSIDIARIES OF THE REGISTRANT





  NAME OF                                                          STATE OF
SUBSIDIARIES                       BUSINESS                     INCORPORATION

JCP&L PREFERRED                 SPECIAL-PURPOSE                 DELAWARE
 CAPITAL, INC.
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